EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS
PURSUANT TO U.S.C. SEC. 1350

Each of the undersigned officers of New York Global Innovations Inc. (formerly known as InkSure Technologies Inc.), a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that the Annual Report for the fiscal year ended December 31, 2013 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 14, 2014	/s/ Tal Gilat Tal Gilat, Chief Executive Officer
Date: April 14, 2014	/s/ Tomer Assis Tomer Assis, Chief Financial Officer